Exhibit (h)(2)(i)

ELEVENTH AMENDMENT TO THE

 ALPHA ARCHITECT ETF TRUST

FUND ADMINISTRATION SERVICING AGREEMENT

This Eleventh Amendment, effective as of the last date on the signature block, to the Fund Administration Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between Alpha Architect ETF Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to add the Strategic E-Commerce & Logistics Sector ETF, Strategic Fintech & Digital Payments Sector ETF, Strategic Hotel & Lodging Sector ETF, Strategic Internet of Things Technology ETF, Strategic Healthcare & Life Science Technology ETF, Strategic Apartment & Residential Real Estate ETF, Strategic Streaming & Gaming Technology ETF, and Strategic Technology & E-Commerce Real Estate ETF to its series, and

WHEREAS, both parties desire to update the fee schedule in Exhibit C of the Agreement, and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	The Amended Exhibit A is superseded and replaced in its entirety with Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ALPHA ARCHITECT ETF TRUST	U.S. BANCORP FUND SERVICES, LLC
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Exhibit A to the

 Alpha Architect ETF Trust

 Fund Administration Servicing Agreement

Separate Series of Alpha Architect ETF Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI SectorSurfer Momentum ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Strategic E-Commerce & Logistics Sector ETF

Strategic Fintech & Digital Payments Sector ETF

Strategic Hotel & Lodging Sector ETF

Strategic Internet of Things Technology ETF

Strategic Healthcare & Life Science Technology ETF

Strategic Apartment & Residential Real Estate ETF

Strategic Streaming & Gaming Technology ETF

Strategic Technology & E-Commerce Real Estate ETF

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